As filed with the Securities and Exchange Commission on August 26, 2004
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RemedyTemp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

California	95-2890471
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
101 Enterprise
Aliso Viejo, California 92656
(949) 425-7600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Greg D. Palmer

President and Chief Executive Officer
RemedyTemp, Inc.
101 Enterprise
Aliso Viejo, California 92656
(949) 425-7600

Copy to:

David A. Krinsky, Esq.
Christopher M. Lal, Esq.
O’Melveny & Myers LLP
610 Newport Center Drive, 17th Floor
Newport Beach, California 92660
(949) 760-9600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities to Be	Amount to Be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered	Share	Price	Registration Fee

Primary Offering: Class A Common Stock, par value $0.01 per share(1) Class B Common Stock, par value $0.01 per share(1) Preferred Stock, par value $0.01 per share Depositary Shares Debt Securities Warrants	N/A	N/A	$30,000,000(2)	$3,801

Secondary Offering: Class A Common Stock, par value $0.01 per share(1)(3)	695,568 shares	$8.47(4)	$5,891,461	$760

Total	N/A	N/A	$35,891,461	$4,561

(footnotes on following page)

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The Exhibit Index begins on page II-7.

(footnotes from previous page)

(1)	This registration statement also relates to rights to purchase 1/1000th share of Series A Junior Participating Preferred Stock, which are attached to all shares of the registrant’s common stock pursuant to the registrant’s Shareholder Rights Agreement dated as of July 10, 1996. Until the occurrence of events described in the Rights Agreement, the rights are not exercisable, are evidenced by the common stock certificates and are transferable with and only with such common stock.

(2)	There is being registered hereunder an indeterminate number of shares of common stock and preferred stock, depositary shares, debt securities and warrants that may be issued by the registrant at various times and at indeterminate prices, with a total offering price not to exceed $30,000,000. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable by the registrant upon conversion or exchange of any preferred stock, depositary shares, warrants or debt securities issued under this registration statement. There is being registered hereunder an indeterminable number of depositary shares of the registrant as may be sold from time to time by the registrant. Such depositary shares will be evidenced by depositary receipts issued pursuant to a deposit agreement. Pursuant to Rule 457(i) under the Securities Act, the depositary shares being registered hereunder include such indeterminate number of depositary shares as may be issuable by the registrant upon conversion or exchange of any preferred stock, depositary shares, warrants or debt securities issued by the registrant under this registration statement. There is being registered hereunder an indeterminable principal amount of debt securities of the registrant as may be sold from time to time by the registrant. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount at maturity as shall result in aggregate gross proceeds to the registrant not to exceed $30,000,000, less the gross proceeds attributable to any securities previously issued pursuant to this registration statement. Pursuant to Rule 457(i) under the Securities Act, the debt securities being registered hereunder include such indeterminate principal amount of debt securities as may be issuable by the registrant upon conversion or exchange of any warrants issued under this registration statement. There is being registered hereunder an indeterminate number of warrants to purchase common stock, preferred stock, depositary shares or debt securities of one or more series. Pursuant to Rule 457(i) under the Securities Act, the warrants being registered hereunder include such indeterminate number of warrants as may be issuable by the registrant upon conversion or exchange of any preferred stock or debt securities issued by the registrant under this registration statement. In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this registration statement exceed $30,000,000, excluding accrued interest, if any, on any debt securities issued under this registration statement. The securities registered by the registrant hereunder may be sold separately or with other securities registered hereunder.

(3)	Includes 395,568 shares of our Class B Common Stock held by the selling shareholders. Such shares are Class B Common Stock as long as the shares are held by the selling shareholders, but such shares will automatically convert into shares of Class A Common Stock upon sale in an offering.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices for the Class A Common Stock on the Nasdaq National Market on August 24, 2004.

The Information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 26, 2004

PRELIMINARY PROSPECTUS

$35,891,461

Common Stock

Preferred Stock
Depositary Shares
Debt Securities
Warrants

SELLING SHAREHOLDERS

695,568 Shares of Class A Common Stock*

      We may offer and sell an indeterminate number of shares of our common stock and preferred stock, depositary shares, debt securities and warrants from time to time under this prospectus. In addition, the selling shareholders may from time to time sell up to 695,568 shares of our Class A common stock. We will not receive any proceeds from the sale of Class A common stock by the selling shareholders.

      We may offer these securities separately or as units, which may include combinations of the securities. We will describe in a prospectus supplement the securities we or the selling shareholders are offering and selling, as well as the specific terms of the securities. Those terms might include:

• maturity date • interest rate • ranking • liquidation preference • public offering price • redemption terms	• sinking fund terms • amounts payable at maturity • conversion terms • listing on a securities exchange • voting rights • ownership and transfer restrictions

      We or the selling shareholders may offer these securities in amounts, at prices and on terms determined at the time of offering. We or the selling shareholders may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

      Our Class A common stock is quoted on the Nasdaq National Market under the symbol “REMX.” On August 25, 2004, the last reported sale price of our Class A common stock was $8.25 per share.

Investing in our common stock involves risks.
See “Risk Factors” beginning on page 4.

*	Includes 395,568 shares of our Class B Common Stock held by the selling shareholders. Such shares are Class B Common Stock as long as the shares are held by the selling shareholders, but such shares will automatically convert into shares of Class A Common Stock upon sale in an offering. See “Description of Capital Stock, Common Stock.”

      You should read this prospectus and the applicable supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004

      No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary	1
Risk Factors	4
Financial Ratios	4
Cautionary Note Regarding Forward-Looking Statements	4
Use of Proceeds	5
Description of Capital Stock	6
Description of Depositary Shares	11
Description of Debt Securities	13
Description of Warrants	19
Selling Shareholders	23
Plan of Distribution	23
Legal Matters	25
Experts	25
Where You Can Find More Information About RemedyTemp, Inc	25
EXHIBIT 4.5
EXHIBIT 4.6
EXHIBIT 4.11
EXHIBIT 4.13
EXHIBIT 4.15
EXHIBIT 4.17
EXHIBIT 4.19
EXHIBIT 5.1
EXHIBIT 12.1
EXHIBIT 23.2

      REMEDY, REMEDY TEMPORARY SERVICES, REMEDYTEMP, REMEDY TECHNICAL, CALLER ACCESS, INTELLISEARCH, INTELLIGENT STAFFING, HIRE INTELLIGENCE, EDGE, VSM, HPT, THE INTELLIGENT TEMPORARY, REMEDY LOGISTICS GROUP, REMX TECHNOLOGY GROUP, REMX Financial Staffing, AXCESS INTERACTIVE CUSTOMER CARE, RECRUITRAC, I/ SEARCH 2000, REMX OfficeStaffing, MAPS, Remedy Talent Magnet, Talent Magnet, Remedy Manager Match, RemX Factor and MegaBlast are trademarks or registered trademarks of RemedyTemp, Inc. or our subsidiaries.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under the shelf registration process, we may offer common stock, preferred stock, depositary shares, debt securities or warrants from time to time in one or more offerings up to a total public offering price of $30,000,000. In addition, the selling shareholders may sell up to 695,568 shares of Class A common stock in one or more offerings.

      This prospectus provides you with a general description of the securities we or the selling shareholders may offer. If required, each time securities are offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and those securities. A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information About RemedyTemp, Inc.”

      As used in this prospectus, “RemedyTemp,” “company,” “we,” “our” and “us” refer to RemedyTemp, Inc. and its wholly-owned subsidiaries, except where the context otherwise requires or as otherwise indicated.

i

SUMMARY

      This summary provides an overview of selected information and does not contain all the information you should consider. You should carefully read both this prospectus and the applicable prospectus supplement, including the information under “Risk Factors” therein, together with the additional information described under “Where You Can Find More Information About RemedyTemp, Inc.” before buying securities in this offering. When used in this prospectus and any prospectus supplement, unless otherwise indicated, the terms “RemedyTemp,” “company,” “we,” “us” and “our” refer to RemedyTemp, Inc. and its wholly-owned subsidiaries.

RemedyTemp, Inc.

      RemedyTemp, Inc. is a national provider of clerical, light industrial, information technology and financial temporary staffing and direct hire services to industrial, service and technology companies, professional organizations and governmental agencies. The company provides its services in 35 states, the District of Columbia, Puerto Rico and Canada through a network of 235 offices, of which 131 are company-owned and 104 are independently-managed franchises.

      We are incorporated in California. Our principal executive offices are located at 101 Enterprise, Aliso Viejo, California 92656 and our telephone number is (949) 425-7600. Our corporate Web site is located at http://www.remedytemp.com. None of the information contained on any of our Web sites is a part of this prospectus.

The Securities We May Offer

      We may offer shares of our common stock and preferred stock, depositary shares, various series of debt securities and warrants to purchase any of such securities, and the selling shareholders may offer shares of our common stock, from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we or the selling shareholders offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exchange, settlement or sinking fund terms, if any;

•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

      The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

      This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

      We or the selling shareholders may sell the securities directly to or through underwriters, dealers or agents. We, the selling shareholders and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or the selling shareholders do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

      Class A Common Stock. We may issue and the selling shareholders may sell shares of our Class A common stock from time to time. Holders of our Class A common stock are entitled to one vote per share on all matters on which shareholders of this company are entitled to vote. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our Class A common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our Class A common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

      Class B Common Stock. We may issue and the selling shareholders may sell shares of our Class B common stock from time to time. Holders of our Class B common stock do not possess any voting rights. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our Class B common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Each share of Class B common stock shall automatically convert into one share of Class A common stock without the requirement of any further action upon the earliest to occur of: (i) a transfer of such share to a transferee who is not an affiliate of the holder thereof in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) or Rule 144 promulgated under the Securities Act; (ii) the death or legal incapacity of Robert E. McDonough, Sr.; or (iii) the tenth anniversary of the consummation of our initial public offering. Other than such conversion rights identified above, our Class B common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

      Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our articles of incorporation, our board of directors has the authority, without further action by shareholders, to designate up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, our board of directors has designated 54,530 of the 5,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail in this prospectus under “Description of Capital Stock — Preferred Stock Purchase Rights.”

      We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of determination relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

      Depositary Shares. We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

      Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. A form of deposit agreement, including a form of depositary receipt, has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplements to those forms containing other terms of any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement, of which this prospectus is a part, from reports we file with the Securities and Exchange Commission. We urge you to read the prospectus supplement related to any depositary shares being sold, as well as the complete deposit agreement and depositary receipt.

      Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

      The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplement related to the series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement, of which this prospectus is a part, from reports we file with the Securities and Exchange Commission.

      Warrants. We may issue warrants for the purchase of common stock, preferred stock, depositary shares and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock, depositary shares and/or debt securities, and the warrants may be attached to or separate from those securities.

      The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplement related to the series of warrants being offered, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. Forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock, depositary shares and debt securities have been filed as exhibits to the registration statement of which this prospectus is a part, and complete warrant agreements and warrant certificates containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the Securities and Exchange Commission.

Risk Factors

      Investment in our securities involves risk. You should carefully consider the information under “Risk Factors” in this prospectus and in the applicable prospectus supplement, and all other information included or incorporated by reference in this prospectus and any prospectus supplement before investing in our securities.

RISK FACTORS

      Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

FINANCIAL RATIOS

      Our ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference dividends to earnings for the 1999 through 2003 fiscal years and the nine fiscal months ended June 27, 2004 are set forth in the table below.

	Fiscal Years Ended					Nine Fiscal Months
						Ended June 27,
	1999	2000	2001	2002	2003(a)	2004

Ratio of earnings to fixed charges	13.78	10.76	8.15	2.29	(b)	(c)
Ratio of combined fixed charges and preference dividends to earnings	13.78	10.76	8.15	2.29	(b)	(c)

(a)	Loss of $2.4 million, net of tax, related to cumulative effect of adoption of new accounting standard in fiscal 2003 was not considered.

(b)	Earnings in fiscal 2003 were inadequate to cover fixed charges. The coverage deficiency was approximately $18.5 million.

(c)	Earnings for the first nine months of fiscal 2004 were inadequate to cover fixed charges. The coverage deficiency was approximately $8.2 million.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus, any prospectus supplement, and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume” or other similar expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

      You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us.

      Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our securityholders. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus or the date of any prospectus supplement, even if subsequent events cause us to become aware of new risks or cause our expectations to change regarding the forward-looking matters discussed in this prospectus. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors” as well as in our most recent Annual Report on Form 10-K, including without limitation under the captions “Business — Competition,” “Business — Proprietary Rights and Systems,” “Business — Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk,” and in our most recent Quarterly Report on Form 10-Q, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

      We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate that the net proceeds to us from the sale of securities offered by this prospectus will be used for general corporate purposes, working capital and capital expenditures. We may also use the proceeds to fund acquisitions of businesses. However, we currently have no commitments or agreements for any specific acquisitions or investments. Further, we may also use the proceeds to purchase or redeem shares of our common stock. Pending application of the net proceeds, we intend to invest the net proceeds of the offering in investment-grade, interest-bearing securities.

      We will not receive any of the proceeds from the sale of shares of our common stock under the prospectus by the selling shareholders.

DESCRIPTION OF CAPITAL STOCK

General

      As of August 24, 2004, there were 8,822,104 outstanding shares of Class A common stock and 800,312 outstanding shares of Class B common stock, excluding outstanding options to purchase 681,849 shares of Class A common stock and 642,227 shares of Class A common stock reserved for issuance under our stock plans.

Common Stock

      Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Class A common stock and Class B common stock, each with a par value of $0.01 per share, are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the board of directors may from time to time determine. Each shareholder is entitled to one vote for each share of Class A common stock held by such shareholder on all matters submitted to a vote of shareholders. Class B shares do not entitle a shareholder to any voting rights. Under our articles of incorporation and bylaws, shareholders are not currently entitled to cumulate votes for directors, which means that the holders of the majority of the shares voted can elect all of the directors then standing for election. The Class A common stock and Class B common stock are not entitled to preemptive rights and are not subject to conversion or redemption, except as detailed in this paragraph. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of Class A common stock and Class B common stock would be entitled to share ratably in the distribution of all of RemedyTemp’s assets remaining available for distribution after satisfaction of all of our liabilities and the payment of the liquidation preference of any outstanding preferred stock. Each share of Class B common stock shall automatically convert into one share of Class A common stock without the requirement of any further action upon the earliest to occur of: (i) a transfer of such share to a transferee who is not an affiliate of the holder thereof in an underwritten public offering pursuant to an effective registration statement under the Securities Act or Rule 144 promulgated under the Securities Act; (ii) the death or legal incapacity of Robert E. McDonough, Sr.; or (iii) the tenth anniversary of the consummation of our initial public offering. There are no restrictions on alienability of the common stock. Each outstanding share of Class A common stock and Class B common stock is, and all shares of Class A common stock and Class B common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Preferred Stock

      The board of directors has the authority, within the limitations and restrictions stated in the articles of incorporation, to authorize the issuance of shares of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, preemptive rights and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of the common stock and could adversely affect the voting and other rights of the holders of common stock.

Preferred Stock Purchase Rights

      On April 29, 1996, our board of directors declared, effective immediately prior to the consummation of our initial public offering, a dividend of one preferred share purchase right for each outstanding share of RemedyTemp common stock. The dividend was paid immediately prior to the consummation of our initial public offering in July of 1996 to the shareholders of record at the close of business on that date. Each right entitles the registered holder to purchase from us one unit consisting of one one-thousandth of a share of our Series A Junior Participating Preferred Stock, which we refer to as Series A preferred stock, at a price of $65.00 per unit. The description and terms of the rights are set forth in a shareholder rights agreement, dated as of July 10, 1996, by and between us and American Stock Transfer & Trust Company, N.A., as rights agent.

      Until the earlier to occur of the following two dates, the rights will be evidenced, with respect to any of the common stock certificates outstanding as of the record date, by our common stock certificates:

•	the close of business on the tenth day after the first date of public announcement by us or an acquiring person that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding Class A common stock; or

•	the close of business on the tenth day after the date that a tender offer or exchange offer by any person (other than certain exempt persons) is first published or sent or given within the meaning of Rule 14d-2(a) under the Exchange Act, the consummation of which tender offer or exchange offer would result in the bidder’s beneficial ownership of 15% or more of our outstanding Class A common stock.

      We refer to the earlier of such dates as the “distribution date.”

      A shareholder owning 15% or more of the shares of Class A common stock outstanding prior to the closing of our initial public offering, or a shareholder who becomes the beneficial owner of 15% or more of the shares of Class A common stock then outstanding as a result of a bequest by Robert E. McDonough, Sr., or the automatic conversion of shares of Class B common stock owned by such shareholder into shares of Class A common stock on the tenth anniversary of the closing of our initial public offering or upon the death or legal incapacity of Mr. McDonough, will be deemed to have acquired beneficial ownership of 15% or more of the outstanding Class A common stock for purposes of determining the distribution date only upon becoming the beneficial owner of that percentage of the outstanding shares of Class A common stock equal to 15% plus the percentage of the Class A common stock owned by such shareholder (i) as of the closing of our initial public offering, or (ii) immediately after the event causing such shareholder to become the beneficial owner of 15% or more of the shares of Class A common stock then outstanding, as the case may be (thus, for example, a shareholder owning 20% of the shares of Class A common stock as of the closing of our initial public offering would be deemed to have acquired sufficient beneficial ownership of Class A common stock for purposes of the distribution date only upon becoming the beneficial owner of 35% or more of the outstanding shares of Class A common stock).

      The rights agreement provides that, until the distribution date, the rights will be transferred with and only with the common stock. Until the distribution date (or earlier redemption or expiration of the rights), new common stock certificates issued after the record date, upon transfer or new issuance of common stock, will contain a notation incorporating the rights agreement by reference. Until the distribution date (or earlier redemption or expiration of the rights), the surrender for transfer of any common stock certificate will also constitute the transfer of the rights associated with the common stock represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate certificates alone will evidence the rights.

      The rights are not exercisable until the distribution date. The rights will expire at the close of business on the tenth anniversary of the closing of our initial public offering unless that final expiration date is extended or unless the rights are earlier redeemed or exchanged by us, in each case as described below.

      The purchase price payable, and the number of units of Series A preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A preferred stock;

•	upon the grant to holders of the units of Series A preferred stock of certain rights or warrants to subscribe for or purchase units of Series A preferred stock at a price, or securities convertible into units of Series A preferred stock with a conversion price, less than the then current market price of the units of Series A preferred stock; or

•	upon the distribution to holders of the units of Series A preferred stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in units of Series A preferred stock) or of subscription rights or warrants (other than those referred to above).

      The number of outstanding rights and the number of units of Series A preferred stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the distribution date.

      Units of Series A preferred stock purchasable upon exercise of the rights will not be redeemable. Each unit of Series A preferred stock will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of common stock. In the event of liquidation, the holders of the units of Series A preferred stock will be entitled to an aggregate payment of $1,000 per share of Series A preferred stock plus all accrued and unpaid dividends and distributions on the Series A preferred stock. Each unit of Series A preferred stock will have 1,000 votes, voting together with the common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each unit of Series A preferred stock will be entitled to receive 1,000 times the amount received per share of common stock. These rights are protected by customary anti-dilution provisions.

      Because of the nature of the dividend, liquidation and voting rights, the units of Series A preferred stock purchasable upon exercise of each right should approximate the value of one share of common stock.

      If, after the rights become exercisable, we are acquired in a merger or other business combination transaction with an acquiring person or one of its affiliates, or 50% or more of our consolidated assets or earning power are sold to an acquiring person or one of its affiliates, provision will be made so that each holder of a right will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the right that number of shares of common stock of the acquiring company which at the time of such transaction has a market value of two times the exercise price of the right.

      If any person or group of affiliated or associated persons (other than certain exempt persons, a shareholder owning 15% or more of the shares of Class A common stock outstanding prior to the closing of our initial public offering, or a shareholder who becomes the beneficial owner of 15% or more of the shares of Class A common stock then outstanding as a result of a bequest by Robert E. McDonough, Sr., or the automatic conversion of shares of Class B common stock owned by such shareholder into shares of Class A common stock on the tenth anniversary of the closing of our initial public offering or upon the death or legal incapacity of Mr. McDonough) becomes the beneficial owner of 15% or more of our outstanding shares of Class A common stock, or after a shareholder owning 15% or more of the shares of Class A common stock outstanding prior to the closing of our initial public offering or a shareholder who becomes the beneficial owner of 15% or more of the shares of Class A common stock then outstanding as a result of a bequest by Robert E. McDonough, Sr., or the automatic conversion of shares of Class B common stock owned by such shareholder into shares of Class A common stock on the tenth anniversary of the closing of our initial public offering or upon the death or legal incapacity of Mr. McDonough, alone or with affiliates, becomes the beneficial owner of an additional 15% or more of our Class A common stock, provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person (which will thereafter be void), will have the right to receive upon exercise that number of shares of common stock or units of Series A preferred stock (or cash, other securities or property) having a market value of two times the exercise price of the right.

      At any time after the acquisition by a person or group of affiliated or associated persons (other than certain exempt persons, a shareholder owning 15% or more of the shares of Class A common stock outstanding prior to the closing of our initial public offering, or a shareholder who becomes the beneficial owner of 15% or more of the shares of Class A common stock then outstanding as a result of a bequest by Robert E. McDonough, Sr., or the automatic conversion of shares of Class B common stock owned by such shareholder into shares of Class A common stock on the tenth anniversary of the closing of our initial public offering or upon the death or legal incapacity of Mr. McDonough) of beneficial ownership of 15% or more of our outstanding shares of Class A common stock, or after a shareholder owning 15% or more of the shares of Class A common stock outstanding prior to the closing of our initial public offering or a shareholder who becomes the beneficial owner of 15% or more of the shares of Class A common stock then outstanding as a result of a bequest by Robert E. McDonough, Sr., or the automatic conversion of shares of Class B common stock owned by such shareholder into shares of Class A common stock on the tenth anniversary of the closing of our initial public offering or upon the death or legal incapacity of Mr. McDonough, alone or with affiliates, becomes the beneficial owner of an additional 15% or more of our Class A common stock, our board of directors may exchange the rights (other than rights owned by such person or group which have become void), in whole or in part, at an exchange ratio per unit of Series A preferred stock equal to the purchase price divided by fifty percent of the then current market price per share of Class A common stock.

      With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price. No fractional shares of Series A preferred stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Series A preferred stock, which may, at our election, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the units of Series A preferred stock on the last trading day prior to the date of exercise.

      At any time on or prior to the earlier of:

•	the close of business on the tenth day after a public announcement by the company or an acquiring person that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of our outstanding Class A common stock or such earlier date as a majority of our directors shall become aware of such acquiring person (unless the board of directors extends the ten-day period); or

•	the tenth anniversary of the closing of our initial public offering;

our board of directors may redeem the rights in whole, but not in part, at a price of $0.01 per right, provided, however, that such redemption must be authorized by a majority of directors not associated with an acquiring person. The redemption of the rights may be made effective at such time on such basis and with such conditions as the board of directors in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price. The rights are also redeemable under other circumstances as specified in the rights agreement.

      The terms of the rights may be amended by our board of directors without the consent of the holders of the rights except that from and after a distribution date the terms of the rights may be amended without the consent of the holders of the rights only to (i) cure ambiguities, defects, or inconsistencies in the shareholder rights agreement; (ii) supplement or change the provisions thereunder in a manner which does not materially and adversely affect the holders of the rights (other than the acquiring person); or (iii) subject to approval by majority of the directors not associated with an acquiring person, shorten or lengthen any time periods (except those regarding redemption) for the purpose of protecting, enhancing or clarifying the rights (other than those of the acquiring person).

      Until a right is exercised, the holder of a right will have no rights by virtue of ownership as a shareholder of ours (other than rights resulting from such holder’s ownership of shares of common stock), including, without limitation, rights to vote or to receive dividends.

      The rights agreement, specifying the terms of the rights and the Certificate of Designation for the Series A preferred stock are attached as exhibits to our Form S-1/ A filed with the Securities and Exchange Commission on July 8, 1996 and are incorporated herein by reference. The foregoing descriptions of the rights and of the Series A preferred stock are qualified in their entirety by reference to those respective exhibits.

Anti-Takeover Provisions

Rights Agreement

      The preferred share purchase rights discussed above have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors, except pursuant to an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by the board of directors because the rights may be redeemed by us at the redemption price prior to the occurrence of a distribution date.

Stock Incentive Plan

      Pursuant to the company’s 1996 Stock Incentive Plan, options outstanding thereunder may, in certain circumstances, become immediately exercisable in connection with a change of control of the company, which could adversely affect the likelihood of such a change.

Charter and Bylaw Provisions

      Our articles of incorporation and bylaws include a number of provisions that may have the effect of deterring or impeding hostile takeovers or changes of control or management. These provisions include the following:

•	our charter authorizes our board to issue up to 5,000,000 shares of preferred stock, and to determine the rights, preferences and privileges of these shares, without shareholder approval;

•	except under limited circumstances, special meetings of the shareholders may be called only by the chairman of the board, the president, the board of directors or by the holders of shares entitled to cast not less than 20% of the votes of the meeting; and

•	the elimination of cumulative voting.

      Such provisions may have the effect of delaying or preventing a change of control.

      Our articles of incorporation and bylaws provide that we will indemnify officers and directors against losses that they incur in investigations and legal proceedings resulting from their services to RemedyTemp, which may include service in connection with takeover defense measures. Such provisions may have the effect of preventing changes in our management.

California Law

      Section 1203 of the California General Corporation Law includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of RemedyTemp. First, if an “interested person” makes an offer to purchase the shares of some or all of our shareholders, the shareholders must be given an affirmative opinion in writing as to the fairness of the offering price prior to the completion of the transaction. California law considers a person to be an “interested person” if the person directly or indirectly controls RemedyTemp, if the person is directly or indirectly controlled by one of our officers or directors, or if the person is an entity in which one of our executive officers or directors holds a material financial interest. If after receiving an offer from an “interested person” we receive a subsequent offer from a neutral third party, then we must notify our shareholders of this offer and afford each of them the opportunity to withdraw their consent to the “interested person” offer.

      Section 1203 and other provisions of California law could make it more difficult for a third party to acquire a majority of our outstanding voting stock by discouraging a hostile bid, or delaying, preventing or deterring a merger, acquisition or tender offer in which our shareholders could receive a premium for their shares. These provisions may also affect a proxy contest for control of RemedyTemp or other changes in our management.

Transfer Agent and Registrar

      The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company, N.A. Its phone number is (212) 936-5100.

Listing

      Our Class A common stock is listed on the Nasdaq National Market under the trading symbol “REMX.”

DESCRIPTION OF DEPOSITARY SHARES

      We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

      The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

      The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. A form of deposit agreement, including a form of depositary receipt, has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplements to those forms containing other terms of any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the Securities and Exchange Commission. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

      Form. Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

      Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

      If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

      Withdrawal of Underlying Preferred Stock. Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

      Redemption of Depositary Shares. If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

      Voting. Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

      Conversion of Preferred Stock. If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder’s depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

      Amendment and Termination of the Deposit Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

      Charges of Depositary. We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary shares or persons other than ourselves who may deposit any underlying preferred stock with the depositary.

      Reports. The depositary will forward to holders of depositary receipts all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

      Limitation on Liability. Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

      Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF DEBT SECURITIES

      The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

      We will issue the senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

      The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

      The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

      We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

      We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

      The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

      If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

      The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

      If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

      The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

      Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

      A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

      These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

      We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

      We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale;”

•	to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not harm the interests of any holder of debt securities of any series.

      In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

      Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

      In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

      We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

      At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

      Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

      We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

      If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

      The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

      Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

      We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

      All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

      The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

      The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

      The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock, preferred stock, depositary shares and/or debt securities in one or more series. Warrants may be offered independently or together with common stock, preferred stock, depositary shares and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

      We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We have filed forms of the warrant agreements and the related warrant certificates for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

      The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

      We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

      Warrants for the purchase of debt securities will be in registered form only.

      If warrants for the purchase of common stock, preferred stock or depositary shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock or depositary shares;

•	the number of shares of common stock or preferred stock or depositary shares that can be purchased if a holder exercises the warrant and the price at which such common stock, preferred stock or depositary shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

      Warrants for the purchase of common stock, preferred stock or depositary shares will be in registered form only.

      A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “— Warrant Adjustments” below.

Exercise of Warrants

      Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock, preferred stock or depositary shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

      A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

      If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock, preferred stock or depositary shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

      We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not harm the interests of the holders of the warrants.

Warrant Adjustments

      Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant or depositary share warrant will be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without receiving payment therefor:

•	issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•	pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•	issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants, preferred stock warrants and depositary share warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock, preferred stock or depositary shares, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

      Except as stated above, the exercise price and number of securities covered by a common stock warrant, preferred stock warrant and depositary share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

      Holders of common stock warrants, preferred stock warrants and depositary share warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock, preferred stock or depositary shares, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock, preferred stock or depositary shares, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

      If one of the above transactions occurs and holders of our common stock, preferred stock or depositary shares are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants, preferred stock warrants and depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

SELLING SHAREHOLDERS

      The following table sets forth information abut the selling shareholders’ beneficial ownership of our Class A common stock and Class B common stock as of August 24, 2004 as provided by the selling shareholders and after the sale of the Class A common stock and Class B common stock offered by the selling shareholders under this prospectus and the applicable prospectus supplement, assuming all such shares are sold. The selling shareholders have not committed to sell any shares under this prospectus. The numbers presented under “Shares Owned After Offering” assume that all of the shares offered by the selling shareholders are sold and that the selling shareholders acquire no additional shares of our common stock before the completion of this offering. The selling shareholders may offer all, some or none of the shares of our common stock beneficially owned by them, and there are currently no agreements, arrangements or understandings with respect to the sale or distribution of any of our common stock by the selling shareholders. We will pay all expenses incurred with respect to the registration and sale of their respective common stock except that the selling shareholders will pay all underwriting discounts and commissions related to any shares sold.

	Shares Owned Before Offering			Shares Owned After Offering

		Percentage of Our			Percentage of Our
		Class A Common			Class A Common
		Stock and Class B			Stock and Class B
		Common Stock			Common Stock
Name	No.	Outstanding	Shares Offered	No.	Outstanding

Robert E. McDonough, Sr.	2,013,200 shares of Class A common stock(1)	22.48% of Class A common stock	300,000 shares of Class A common stock	1,713,200 shares of Class A common stock(1)	19.13% of Class A common stock
	195,568 shares of Class B common stock	24.44% of Class B common stock	195,568 shares of Class B common stock	No shares of Class B common stock	0.00% of Class B common stock

Paul W. Mikos	123,872 shares of Class A common stock(2)	1.38% of Class A common stock	No shares of Class A common stock	123,872 shares of Class A common stock(2)	1.38% of Class A common stock
	568,104 shares of Class B common stock	70.99% of Class B common stock	200,000 shares of Class B common stock	368,104 shares of Class B common stock	46.00% of Class B common stock

(1)	Includes 10,000 shares of Class A Common Stock that are issuable upon exercise of vested stock options.

(2)	Includes 123,872 shares of Class A Common Stock that are issuable upon exercise of vested stock options.

      Robert E. McDonough has served as Vice Chairman of our board of directors since January 2001. Paul W. Mikos has served as Chairman of our board of directors since January 2001.

PLAN OF DISTRIBUTION

      We or the selling shareholders may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

      We or the selling shareholders may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

      We or the selling shareholders may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

      We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

      Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

      We or the selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

      We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

      Underwriters, dealers and agents may be entitled to indemnification by us or the selling shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or the selling shareholders and the underwriters, dealers and agents.

      We or the selling shareholders may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

      Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be included in the Nasdaq National Market. We may apply to list any series of debt securities, preferred stock, depositary shares or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

      Any underwriter may engage in overallotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

      Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us or the selling shareholders in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

      Certain legal matters in connection with the securities will be passed upon for us by O’Melveny & Myers LLP, Newport Beach, California.

EXPERTS

      The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 28, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION ABOUT REMEDYTEMP, INC.

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s Internet website at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

      Our common stock is quoted on the Nasdaq National Market under the symbol “REMX” and our SEC filings can also be read at: The National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

      You may also obtain information about RemedyTemp, Inc. at our Internet website at http://www.remedytemp.com. However, the information on our website does not constitute a part of this prospectus.

      We are “incorporating by reference” certain documents that we file with the SEC, which means that such documents are considered part of this prospectus and that we can disclose important information to you by referring to those documents. Information that we file in the future with the SEC will automatically update and supersede earlier information in or incorporated by reference in this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute part of this prospectus.

      We incorporate by reference the documents listed below and any other information we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this prospectus until the offering is completed:

•	Our Annual Report on Form 10-K for the fiscal year ended September 28, 2003, filed on December 29, 2003 (including the portions of our Proxy Statement on Schedule 14A filed on January 20, 2004 that are incorporated by reference therein);

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 2003, filed on February 11, 2004;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2004, filed on May 12, 2004;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2004, filed on August 9, 2004; and

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the Commission on June 7, 1996 and as subsequently amended, and any other amendment or report filed for the purpose of updating such description.

      In addition, all filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to effectiveness of the registration statement will be deemed to be incorporated by reference into this prospectus. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

      We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than the exhibits to such documents unless the exhibits are specifically requested or are specifically incorporated by reference into the documents incorporated by reference in this prospectus. Requests should be directed to:

RemedyTemp, Inc.

Investor Relations
101 Enterprise
Aliso Viejo, California 92656
(949) 425-7600

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

      The following table sets forth an estimate of the fees and expenses in connection with the registration of the securities offered hereby:

Registration Fee — Securities and Exchange Commission	$4,561
Accounting fees and expenses	40,000
Legal fees and expenses	35,000
Printing fees and expenses	4,000
Miscellaneous	8,500

Total	$92,061

      All of such fees and expenses, except for the Registration Fee, are estimated. All of the above expenses will be borne by the company.

Item 15.	Indemnification of Directors and Officers

      As permitted by Section 317 of the California General Corporation Law, our articles of incorporation and bylaws provide that a director will not be personally liable for monetary damages to the company or its shareholders for breach of fiduciary duty as a director, except for liability for (i) acts or omissions by the director that involve intentional misconduct or a knowing and culpable violation of law; (ii) acts or omissions that the director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director; (iii) transactions from which the director derived an improper benefit; (iv) acts or omissions by the director that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the company or its shareholders; (v) acts or omissions by the director that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or its shareholders; (vi) unlawful distributions, loans or guarantees as set forth in Section 316 of the California General Corporation Law; and (vii) unlawful transactions between the director and the company, as provided in Section 310 of the California General Corporation Law. These provisions do not limit or eliminate the rights of the company or its shareholders to seek non-monetary relief, such as an injunction or rescission.

      The company has entered into individual indemnification agreements governed by California law with each of its directors and certain officers. The indemnification agreements require the company to pay, subject to certain limitations, all amounts attributable to any claims made against such officer or director arising out of acts by such officer or director in their capacity as, or solely because of their position as, an officer and/or director of the company, provided that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the company and its shareholders, and in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the indemnity agreements provide generally that the company will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be entitled to indemnification subject to certain exceptions. The company carries directors and officers indemnity insurance.

      The indemnification provisions in our articles of incorporation and bylaws and the indemnification agreements entered into between the company and its non-employee directors may permit indemnification for liabilities arising under the Securities Act. The company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      The foregoing summaries are necessarily subject to the complete text of the California General Corporation Law, our articles of incorporation and bylaws, the indemnity agreements entered into between us and each of our directors and executive officers and some of our other officers and our directors’ and officers’ liability insurance policy and are qualified in their entirety by reference thereto.

Item 16.	Exhibits

      Exhibits

Exhibit
Number		Description

1	.1*	Form of Underwriting Agreement.
4.1		Specimen Stock Certificate (incorporated by reference to the exhibit of same number to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-4276), as amended).
4.2		Shareholder Rights Agreement (incorporated by reference to the exhibit of same number to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-4276), as amended).
4	.5**	Form of Senior Indenture.
4	.6**	Form of Subordinated Indenture.
4	.7*	Form of Senior Debt Security.
4	.8*	Form of Subordinated Debt Security.
4	.9*	Form of Preferred Stock Certificate.
4	.10*	Form of Certificate of Designations.
4	.11**	Form of Deposit Agreement.
4	.12**	Form of Depositary Receipt (included in Exhibit 4.11).
4	.13**	Form of Common Stock Warrant Agreement.
4	.14**	Form of Common Stock Warrant Certificate (included in Exhibit 4.13).
4	.15**	Form of Preferred Stock Warrant Agreement.
4	.16**	Form of Preferred Stock Warrant Certificate (included in Exhibit 4.15).
4	.17**	Form of Depositary Shares Warrant Agreement.
4	.18**	Form of Depositary Shares Warrant Certificate (included in Exhibit 4.17).
4	.19**	Form of Debt Securities Warrant Agreement.
4	.20**	Form of Debt Securities Warrant Certificate (included in Exhibit 4.19).
5	.1**	Opinion of O’Melveny & Myers LLP.
12	.1**	Computation of Ratio of Earnings to Fixed Charges.
23	.1**	Consent of O’Melveny & Myers LLP (included as part of Exhibit 5.1 hereto).
23	.2**	Consent of independent registered public accounting firm.
24.1		Power of Attorney (included on the signature page hereto).

*	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.

**	Filed herewith.

Item 17.	Undertakings

      (a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Commission by the registrant under Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on this 26th day of August, 2004.

REMEDYTEMP, INC. (REGISTRANT)

By:	/s/ GREG D. PALMER

Greg D. Palmer
President, Chief Executive Officer and Director

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Greg D. Palmer and Monty A. Houdeshell, and each of them, acting individually and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREG D. PALMER Greg D. Palmer	President, Chief Executive Officer and Director	August 26, 2004

/s/ PAUL W. MIKOS Paul W. Mikos	Chairman of the Board of Directors	August 26, 2004

/s/ ROBERT E. MCDONOUGH, SR. Robert E. McDonough, Sr.	Vice-Chairman of the Board of Directors	August 26, 2004

/s/ MONTY A. HOUDESHELL Monty A. Houdeshell	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 26, 2004

/s/ JOHN D. SWANCOAT John D. Swancoat	Vice President and Controller (Principal Accounting Officer)	August 26, 2004

/s/ WILLIAM D. CVENGROS William D. Cvengros	Director	August 26, 2004

Signature	Title	Date

/s/ JAMES L. DOTI, PH.D. James L. Doti, Ph.D.	Director	August 26, 2004

/s/ ROBERT A. ELLIOTT Robert A. Elliott	Director	August 26, 2004

/s/ MARY GEORGE Mary George	Director	August 26, 2004

/s/ J. MICHAEL HAGAN J. Michael Hagan	Director	August 26, 2004

/s/ JOHN B. ZAEPFEL John B. Zaepfel	Director	August 26, 2004

EXHIBIT INDEX

      Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.

      The following exhibits are included, or incorporated by reference, in this Form S-3 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit
Number		Description

1	.1*	Form of Underwriting Agreement.
4.1		Specimen Stock Certificate (incorporated by reference to the exhibit of same number to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-4276), as amended).
4.2		Shareholder Rights Agreement (incorporated by reference to the exhibit of same number to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-4276), as amended).
4	.5**	Form of Senior Indenture.
4	.6**	Form of Subordinated Indenture.
4	.7*	Form of Senior Debt Security.
4	.8*	Form of Subordinated Debt Security.
4	.9*	Form of Preferred Stock Certificate.
4	.10*	Form of Certificate of Designations.
4	.11**	Form of Deposit Agreement.
4	.12**	Form of Depositary Receipt (included in Exhibit 4.11).
4	.13**	Form of Common Stock Warrant Agreement.
4	.14**	Form of Common Stock Warrant Certificate (included in Exhibit 4.13).
4	.15**	Form of Preferred Stock Warrant Agreement.
4	.16**	Form of Preferred Stock Warrant Certificate (included in Exhibit 4.15).
4	.17**	Form of Depositary Shares Warrant Agreement.
4	.18**	Form of Depositary Shares Warrant Certificate (included in Exhibit 4.17).
4	.19**	Form of Debt Securities Warrant Agreement.
4	.20**	Form of Debt Securities Warrant Certificate (included in Exhibit 4.19).
5	.1**	Opinion of O’Melveny & Myers LLP.
12	.1**	Computation of Ratio of Earnings to Fixed Charges.
23	.2**	Consent of independent registered public accounting firm.
24.1		Power of Attorney (included on the signature page hereto).

*	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.

**	Filed herewith.